UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2009

ANGELES OPPORTUNITY PROPERTIES, LTD.

(Exact name of Registrant as specified in its charter)

California	0-16116	95-4052473
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Angeles Opportunity Properties, Ltd., a California limited partnership (the “Registrant”), owns a 99% interest in Lakewood AOPL, a Texas Limited Partnership (the “Partnership”).  The Partnership owns Lakewood Apartments (“Lakewood”), a 256-unit apartment complex located in Tomball, Texas.  As previously disclosed, on April 7, 2009, the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Solid Goods Corporation, a California corporation (the “Purchaser”), to sell Lakewood to the Purchaser for a total sales price of $9,050,000.

On May 1, 2009, the Partnership and Purchaser entered into a First Amendment of Purchase and Sale Contract pursuant to which (i) the Partnership agreed to give Purchaser a credit against the purchase price of $45,000 and (ii) the Purchaser agreed to deposit $24,000 with the Escrow Agent.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.13       First Amendment of Purchase and Sale Contract between Lakewood AOPL, a Texas limited partnership, and Solid Goods Corporation, a California corporation, dated May 1, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES OPPORTUNITY PROPERTIES, LTD.

By:  Angeles Realty Corporation II

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: May 7, 2009